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                                                                    EXHIBIT 21.1



                        MARQUETTE MEDICAL SYSTEMS, INC.



     Subsidiaries:

     The Company subsidiaries are listed below:

                                                STATE OR COUNTRY
                                                ----------------
                    NAME                        OF ORGANIZATION
                    ----                        ---------------

     Marquette Electronics Anesthesia &
     Respiratory Care Corp.                     Missouri

     Marquette Leasing, Inc.                    Wisconsin

     Marquette International, Ltd.              Virgin Islands

     Marquette Hellige UK, Ltd.                 England

     Marquette Hellige Italia, SRL              Italy

     Marquette Hellige S.A.S.                   France

     Marquette Benelux n.v./s.a.                Belgium

     Marquette Hellige Espana, S.A.             Spain

     Marquette Medical Systems
     (Australia) PTY, Ltd.                      Australia

     Corometrics Medical System, Inc.           Delaware

     Hellige Ges.m.b.H.                         Austria

     Marquette Hellige GmbH                     Germany

     E For M Corporation                        Delaware

     Vari X, Inc.                               California